UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 22, 2007

NATIONAL R.V. HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12085	33-0371079
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 West Sinclair Street

Perris, California 92571

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (951) 436-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The disclosure set forth under Item 2.01 is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On May 22, 2007, National R.V. Holdings, Inc. (the “Company”) completed the sale of its Perris, California manufacturing facilities (the “Property”) to First Industrial Acquisitions, Inc., a Maryland Corporation (“First Industrial”), for a purchase price of approximately $31.8 million.  In connection with the sale of the Property, the Company, through its wholly-owned subsidiary National RV, Inc. (“NRV”), entered into a triple-net lease with First Industrial for the Property for an initial term of ten years with two five-year renewal options.  The lease provides for approximately $2.7 million in annual lease payments, increasing 3% annually.  The sale and leaseback were conducted pursuant to a Purchase and Sale Agreement entered into on December 27, 2006 by the Company and First Industrial and subsequent amendments thereto.

The transaction is part of the Company’s continuing effort to restructure its finances and provide the capital resources to support the turnaround of the NRV subsidiary. The proceeds will be used to pay off the line of credit, eliminate vendor interest charges, take vendor offered discounts in order to improve margins and fund the capital required to consolidate operations and provide working capital to support the turnaround effort.

The Company collected $31.1 million in net proceeds from the sale and leaseback transaction, used $11.5 million to pay off its line of credit, deposited $7.5 million in a restricted cash account for the benefit of Wells Fargo Bank, used $1.3 million to reduce vendor payables to eliminate vendor interest charges plus take vendor discounts and deposited $10.8 million into the Company’s treasury. The sale resulted in a deferred gain of $12.0 million that will be amortized over the 10-year lease.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See description contained under Item 2.01 above.  The following schedule demonstrates minimum lease obligations of the lease involved in the sale and leaseback transaction computed in accordance with SFAS No. 13, “Accounting for Leases”.

	Payments due by period_(in millions)
		Less than 1			More than 5
Contractual Obligations	Total	year	1-3 years	3-5 years	years
Operating Lease Obligations *	$31.3	$2.6	$5.7	$6.0	$17.0

*  The lease agreement is a triple net operating lease. Accordingly, the Company is responsible for other obligations including, but not limited to, taxes, insurance, utilities and maintenance as incurred.

Item 9.01.  Financial Statements and Exhibits

(b) Pro forma financial information:

The following unaudited pro forma consolidated financial information is being filed herewith:

•                  Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007. (Unaudited)

•                  Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2007. (Unaudited)

•                  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2006. (Unaudited)

•                  Explanations of the Pro Forma Adjustments.

The unaudited pro forma condensed consolidated balance sheet presents the financial position of the Company as of March 31, 2007, assuming the sale and leaseback occurred on that date.

The unaudited pro forma condensed consolidated statements of operations present the financial results from continuing operations of the Company for the three months ended March 31, 2007 and the year ended December 31, 2006, assuming the sale and leaseback had occurred at the beginning of each of the periods presented.

The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions. The Company believes that the assumptions and estimates used in the preparation of the unaudited pro forma condensed consolidated financial statements are reasonable. These estimates and assumptions have been made solely for the purposes of developing these unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that actually would have been realized had the sale and leaseback occurred on the dates indicated above, nor is it necessarily indicative of the Company’s future financial position or results of operations.

The unaudited pro forma condensed financial information should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s future expectations, performance, plans, and prospects, as well as assumptions about future events. Investors are cautioned that forward-looking statements are inherently uncertain.  Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; continuation of losses; the ability of the Company to address the effects caused by defective fiberglass material supplied by a third party supplier; the ability of the Company’s new and redesigned product introductions to achieve market acceptance; seasonality and potential fluctuations in the Company’s operating results; any material weaknesses in the Company’s internal control over financial reporting; any failure to implement required new or improved internal controls; the Company’s ability to maintain its stock exchange listing; the Company’s dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company’s Form 10-K and other filings with the Securities and Exchange Commission (“SEC”) and the Company’s public announcements, copies of which are available from the SEC or from the Company upon request.

National R.V. Holdings, Inc.

Pro Forma Condensed Consolidated Balance Sheet - Unaudited

March 31, 2007

In thousands	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$7	$31,057	(a)	$14,831
		(15,553	)(b)
		(680	)(c)
Restricted cash and cash equivalents	266	—		266
Receivables, less $252 allowance for doubtful accounts	6,159	—		6,159
Inventories	29,281	—		29,281
Deferred income taxes	114	20	(f)	134
Prepaid expenses	498	—		498
Total current assets	36,325	14,844		51,169
Long-term restricted cash and cash equivalents	345	7,500	(b)	7,845
Property, plant and equipment, net	25,145	(18,961	)(a)	6,184
Other assets	1,202	—		1,202
Total assets	$63,017	$3,383		$66,400

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Book overdraft	$1,547	$(1,547	)(b)	$—
Accounts payable	9,242	(1,284	)(b)	7,958
Accrued expenses	10,159	—		10,159
Line of credit	5,222	(5,222	)(b)	—
Current portion of capital leases	61	—		61
Total current liabilities	26,231	(8,053)		18,178
Long-term accrued expenses	4,323	—		4,323
Deferred income taxes	114	20	(f)	134
Deferred gain on sale leaseback transaction	—	11,633	(a)	11,633
Long-term portion of capital leases	105	—		105
Total liabilities	30,773	3,600		34,373
Stockholders’ equity:
Common stock	103	—		103
Additional paid-in capital	38,437	—		38,437
Retained deficit	(6,296)	(680	)(c)	(6,513)
		261	(d)
		202	(e)
Total stockholders’ equity	32,244	(217)		32,027
Total liabilities and stockholders’ equity	$63,017	$3,383		$66,400

The accompanying explanations of the pro forma adjustments are an integral part of the unaudited pro forma condensed consolidated financial statements.

National R.V. Holdings, Inc.

Pro Forma Condensed Consolidated Statement of Operations – Unaudited

For the Three Months Ended March 31, 2007

In thousands, except per share data	As Reported	Pro Forma Adjustments		Pro Forma
Net sales	$21,930	$—		$21,930
Cost of goods sold	26,703	680	(c)	26,920
		(261	)(d)
		(202	)(e)
Gross loss	(4,773)	(217)		(4,990)
Operating expenses	3,659	—		3,659
Operating loss	(8,432)	(217)		(8,649)
Interest expense and other income, net	353	—		353
Loss from continuing operations before income taxes	(8,785)	(217)		(9,002)
Provision for income taxes	23	—		23
Loss from continuing operations	(8,808)	(217)		(9,025)
Loss from discontinued operations	(2,409)	—		(2,409)
Gain from sale of discontinued operations	7,328	—		7,328
Income taxes related to discontinued operations	(70)	—		(70)
Net income from discontinued operations	4,849	—		4,849
Net loss	$(3,959)	$(217)		$(4,176)

Earnings (loss) per share – basic and diluted
Continuing operations	$(0.85)			$(0.87)
Discontinued operations	0.47			0.47
Total	$(0.38)			$(0.40)
Weighted average number of shares:
Basic	10,339			10,339
Diluted	10,339			10,339

The accompanying explanations of the pro forma adjustments are an integral part of the unaudited pro forma condensed consolidated financial statements.

National R.V. Holdings, Inc.

Pro Forma Condensed Consolidated Statement of Operations – Unaudited

For the Year Ended December 31, 2006

In thousands, except per share data	Pro Forma	Pro Forma Adjustments		Pro Forma
Net sales	$160,648	$—		$160,648
Cost of goods sold	170,422	2,717	(c)	171,180
		(1,042	)(d)
		(917	)(e)
Gross loss	(9,774)	(758)		(10,532)
Operating expenses	15,495	—		15,495
Operating loss	(25,269)	(758)		(26,027)
Interest expense and other income, net	1,371	—		1,371
Loss before income taxes	(26,640)	(758)		(27,398)
Provision for income taxes	203	—		203
Loss from continuing operations	$(26,843)	$(758)		$(27,601)

Basic and diluted loss per common share:	$(2.60)			$(2.67)

Weighted average number of shares:
Basic	10,339			10,339
Diluted	10,339			10,339

The accompanying explanations of the pro forma adjustments are an integral part of the unaudited pro forma condensed consolidated financial statements.

Explanation of the Pro Forma Adjustments

Below is a summary of the transactions affecting the Balance Sheet and Statements of Operations as a result of the sale and leaseback transaction described above. The pro forma adjustments to the Statements of Operations reflect the sales of the property as if the sale had been consummated at the beginning of each period presented:

(a)          To record the deferred gain on the sale and leaseback transaction.

(b)         To record the sale of assets and use of proceeds from the sale and leaseback transaction.

(c)          To record rent expense under the operating lease entered into by the Company relating to the sale and leaseback transaction.

(d)         To amortize the deferred gain over the lease term under the operating lease entered into by the Company relating to the sale and leaseback transaction (accounted for as a reduction in rent expense).

(e)          To record the reduction in depreciation expense related to the assets sold in the sale and leaseback transaction.

(f)            To record the adjustment to deferred taxes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

NATIONAL R.V. HOLDINGS, INC.

	By:	/s/ Thomas J. Martini
Thomas J. Martini
Chief Financial Officer

Date: May 29, 2007